 Exhibit 10.47

IPSIDY INC.

RESTRICTED STOCK AGREEMENT

This Restricted Stock Agreement (the “Agreement”) is made and entered into as of September 29, 2017 (the “Effective Date”) by and between Ipsidy Inc., a Delaware corporation (the “Company”), and the purchaser named below (the “Purchaser”).

Name of Purchaser	Total Number of Shares	Purchase Price Per Share	Total Purchase Price
Philip Beck	15,000,000	$0.0001	$1,500.00

1.             PURCHASE OF SHARES.

1.1           Purchase of Shares. On the Effective Date and subject to the terms and conditions of this Agreement, Purchaser hereby purchases from the Company, and the Company hereby sells to Purchaser, the Total Number of Shares set forth above (the “Shares”) of the Company’s Common Stock, $0.0001 par value per share, at the Purchase Price Per Share as set forth above (the “Purchase Price Per Share”) for a Total Purchase Price as set forth above (the “Purchase Price”). As used in this Agreement, the term “Shares” includes the Shares purchased under this Agreement and all securities received (a) in replacement of the Shares, (b) as a result of stock dividends or stock splits with respect to the Shares, and (c) in replacement of the Shares in a merger, recapitalization, reorganization or similar corporate transaction.

1.2           Payment. Company hereby agrees to make payment of the Purchase Price on behalf of Purchaser by way of bonus payment, receipt of which is acknowledged by the Company.

2.            COMPANY’S REPURCHASE OPTION FOR UNVESTED SHARES. The Company, or its assignee, shall have the option to repurchase all or a portion of the Purchaser’s Unvested Shares (as defined below) on the terms and conditions set forth in this Section (the “Repurchase Option”) in the event of Purchaser’s termination for any reason whatsoever except in the event of Termination Upon Change of Control (as defined in the Executive Retention Agreement entered into between Company and Purchaser on the date hereof (“Retention Agreement”).

2.1           Termination and Termination Date. In case of any dispute as to whether Purchaser is terminated, the Board of Directors of the Company or any Compensation Committee of the Board if such then exists (the “Board”) shall have discretion to determine whether Purchaser has been terminated and the effective date of such termination (the “Termination Date”).

2.2           Vested and Unvested Shares. Shares that are vested pursuant to the schedule set forth in this Section 2.2 are “Vested Shares.” Shares that are not vested pursuant to such schedule are “Unvested Shares.”

2.2.1       Vesting of Shares. On the Effective Date all of the Shares will be Unvested Shares (the “Unvested Shares”). If Purchaser has continuously provided services to the Company (which shall include for this purpose any subsidiary or parent of the Company), whether as an employee, director, officer or consultant at all times from the Effective Date to the date upon which any of the applicable “Performance Goals” set forth in the schedule below (the “Performance Based Vesting Schedule”) are achieved (such date the “Performance Date”), the “Number of Unvested Shares Becoming Vested Shares” on such Performance Date shall become Vested Shares upon written certification by the Board that the corresponding “Performance Goal” as set forth in the Performance Based Vesting Schedule have been satisfied; provided that such Performance Date occurs on or prior to the last day of the applicable “Performance Period” specified in the Performance Based Vesting Schedule. The Board shall make all such determinations with respect to the achievement and timing of the Performance Goal within the applicable Performance Period. Notwithstanding the foregoing, any Unvested Shares that do not become Vested Shares within the applicable Performance Period shall be forfeited and may be repurchased pursuant to Section 2.3 hereof.

Performance Based Vesting Schedule

A.            Performance Goal

(1) the occurrence of a Change of Control, (as defined below); OR

(2) the filing of Company’s Annual Report on Form 10K in any year, which Report shows that the Company has achieved Adjusted EBITDA for the year, as reported therein, which is not less $10,000,000; OR

(3) the Company’s shares becoming listed on a national securities exchange AND (x) if the Board determines that additional equity funding is required, the Company’s closing (whether at the time of listing or subsequent thereto) of a public offering of its equity, raising not less than $10,000,000 in gross proceeds in the aggregate, AND (y) the Company achieving a valuation of not less than $125,000,000 which shall be satisfied either by the closing of the aforementioned public offering with an offering price which equates to a valuation of the Company, which is not less than $125,000,000; or the Company’s shares achieving a closing price on such exchange on 10 trading days out of a period of 30 days, which when multiplied by the number of issued and outstanding shares of Common Stock which are so listed at such time equate to a market capitalization of the Company of not less than $125,000,000; OR

(4) the filing of an Annual Report on Form 10K, or a Quarterly Report on Form 10Q, showing that the Company has generated total revenue of not less than $20,000,000 during the 12 month period ending with the period to which the relevant report relates. If such conditions are fulfilled, or waived by the Board, the above bonus shall be payable with the next payroll following the occurrence of the relevant event, subject to all applicable deductions required by law.

“Change of Control” shall mean (1) the Company is party to a merger or consolidation, or series of related transactions, which results in the voting securities of the Company outstanding immediately prior thereto failing to continue to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity), directly or indirectly, at least fifty (50%) percent of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; OR (2) the sale or disposition of all or substantially all of the Company’s assets, or consummation of any transaction, or series of related transactions, having similar effect (other than to a subsidiary of the Company)

B.            Expiration Date of Performance Period: The Termination Date

C.            Number of Unvested Shares Becoming Vested Shares: 15,000,000

If the number of outstanding common shares is changed by a stock dividend, recapitalization, stock split, reverse stock split, subdivision, combination, reclassification or similar change in the capital structure of the Company, without consideration, then the number of Shares subject to this Agreement, the number of Shares, and all other performance criteria set forth in this Section 2.2.1 will be equitably and proportionately adjusted, subject to any required action by the Board or the stockholders of the Company and compliance with applicable securities laws; provided that fractions of a Share will not be issued but will either be replaced by a cash payment equal to the Fair Market Value (as defined below) of such fraction of a Share or will be rounded up to the nearest whole Share, as determined by the Board.

2.3         Exercise of Repurchase Option. At any time within ninety (90) days after the Purchaser’s Termination Date or the Expiration Date of the Performance Period, the Company, or its assignee, shall repurchase any or all the Purchaser’s Unvested Shares by giving Purchaser written notice of exercise of the Repurchase Option, specifying the number of Unvested Shares to be repurchased. Such Unvested Shares shall be repurchased at the price of $1 in the aggregate (the “Repurchase Price”).

2.4         Right of Termination Unaffected. Nothing in this Agreement shall be construed to limit or otherwise affect in any manner whatsoever the right or power of the Company (or any Parent or Subsidiary of the Company) to terminate Purchaser’s employment or other relationship with Company (or the Parent or Subsidiary of the Company) at any time, for any reason or no reason, with or without cause.

3.            REPRESENTATIONS AND WARRANTIES OF PURCHASER. Purchaser represents and warrants to the Company as follows.

3.2           Access to Information. Purchaser has had access to all information regarding the Company and its present and prospective business, assets, liabilities and financial condition that Purchaser reasonably considers important in making the decision to purchase the Shares, and Purchaser has had ample opportunity to ask questions of the Company’s representatives concerning such matters and this investment.

3.3           Understanding of Risks. Purchaser is fully aware of: (a) the highly speculative nature of the investment in the Shares; (b) the financial hazards involved; (c) the lack of liquidity of the Shares and the restrictions on transferability of the Shares (e.g., that Purchaser may not be able to sell or dispose of the Shares or use them as collateral for loans); (d) the qualifications and backgrounds of the management of the Company; and (e) the tax consequences of investment in the Shares.

3.4           Purchase for Own Account for Investment. Purchaser is purchasing the Shares for Purchaser’s own account for investment purposes only and not with a view to, or for sale in connection with, a distribution of the Shares within the meaning of the Securities Act. Purchaser has no present intention of selling or otherwise disposing of all or any portion of the Shares and no one other than Purchaser has any beneficial ownership of any of the Shares.

3.5           No General Solicitation. At no time was Purchaser presented with or solicited by any publicly issued or circulated newspaper, mail, radio, television or other form of general advertising or solicitation in connection with the offer, sale and purchase of the Shares.

3.6           SEC Rule 144. Purchaser has been advised that SEC Rule 144 promulgated under the Securities Act, which permits certain limited sales of unregistered securities, may be available with respect to the Shares and, in any event, requires that the Shares be held for a minimum of six (6) months, and in certain cases one (1) year, after they have been purchased and paid for (within the meaning of Rule 144). Purchaser understands that Rule 144 may indefinitely restrict transfer of the Shares so long as Purchaser remains an “affiliate” of the Company or if “current public information” about the Company (as defined in Rule 144) is not publicly available.

4.            ADDITIONAL RESTRICTIONS UPON SHARE OWNERSHIP OR TRANSFER.

4.1           Rights as a Stockholder. Subject to the terms and conditions of this Agreement, Purchaser will have all of the rights of a stockholder of the Company with respect to the Shares from and after the date that Shares are issued to Purchaser until such time as Purchaser disposes of the Shares or the Company and/or its assignee(s) exercise(s) the Repurchase Option except the right to receive cash distributions or dividends, which to the extent the same are declared shall be held in escrow by the Company and shall only be paid if and to the extent that the Shares become Vested Shares. Upon exercise of the Repurchase Option, Purchaser will have no further rights as a holder of the Shares so purchased upon such exercise, other than the right to receive payment for the Shares so purchased in accordance with the provisions of this Agreement.

4.2           Legends. Unless and until the Shares become Vested Shares and are registered under the Securities Act, all certificates representing the Shares and any certificates subsequently issued in substitution therefor and any certificate for any securities issued pursuant to any stock split, share reclassification, stock dividend or other similar capital event shall bear legends in substantially the following form:

THESE SECURITIES ARE SUBJECT TO A RESTRICTED STOCK AGREEMENT BETWEEN THE STOCKHOLDER AND THE COMPANY WHICH CONTAINS RESTRICTIONS ON TRANSFER AND HAVE NOT BEEN REGISTERED OR OTHERWISE QUALIFIED UNDER THE SECURITIES ACT OF 1933 (THE ‘SECURITIES ACT’) OR UNDER THE APPLICABLE OR SECURITIES LAWS OF ANY STATE. NEITHER THESE SECURITIES NOR ANY INTEREST THEREIN MAY BE SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF WITHOUT THE CONSENT OF THE COMPANY AND IN THE ABSENCE OF REGISTRATION UNDER THE SECURITIES ACT OR ANY APPLICABLE SECURITIES LAWS OF ANY STATE, UNLESS PURSUANT TO EXEMPTIONS THEREFROM.

and/or such other legend or legends as the Company and its counsel deem necessary or appropriate. Appropriate stop transfer instructions with respect to the Shares have been or may be placed with the Company’s transfer agent.

4.3           Encumbrances on Shares. Purchaser may not grant a lien or security interest in, or pledge, hypothecate or encumber, any Unvested Shares.

4.4           Restrictions on Transfers. Unvested Shares may not be sold or otherwise transferred by Purchaser without the Company’s prior written consent. Notwithstanding the foregoing, Purchaser shall be able to transfer the Shares, whether or not Vested Shares, for bona fide estate planning purposes to a person or to an entity that constitutes an Authorized Transferee. Subject to Company’s insider trading and other related policies, Purchaser hereby agrees that Purchaser shall make no disposition of the Shares (other than as permitted by this Agreement) unless and until:

(a)            Purchaser shall have notified the Company of the proposed disposition and provided a written summary of the terms and conditions of the proposed disposition;

(b)            Purchaser shall have complied with all requirements of this Agreement applicable to the disposition of the Shares, including the Repurchase Option; and

(c)            Purchaser shall have provided the Company with written assurances, in form and substance satisfactory to counsel for the Company, that (i) the proposed disposition does not require registration of the Shares under the Securities Act or under any state securities laws, and (ii) all appropriate actions necessary for compliance with the registration and qualification requirements of the Securities Act and any state securities laws, or of any exemption from registration or qualification, available thereunder (including Rule 144) have been taken.

Each person (other than the Company) to whom the Shares are transferred by means of one of the permitted transfers specified in this Agreement must, as a condition precedent to the validity of such transfer, acknowledge in writing to the Company that such person is bound by the provisions of this Agreement and that the transferred Shares are subject to the Repurchase Option granted hereunder, to the same extent such Shares would be so subject if retained by the Purchaser or otherwise determined by the Board.

4.5           Stop-transfer Orders. Purchaser understands and agrees that to ensure compliance with the restrictions imposed by this Agreement, the Company may issue appropriate “stop-transfer” instructions to its transfer agent. The Company will not be required (a) to transfer on its books any Shares that have been sold or otherwise transferred in violation of any of the provisions of this Agreement or (b) to treat as owner of such Shares, or to accord the right to vote or pay dividends to any purchaser or other transferee to whom such Shares have been so transferred.

5.            TAX WITHOLDING AND TAX CONSEQUENCES. The Company may withhold federal, state, local and foreign taxes as required and permitted by applicable law and is authorized to withhold from Shares otherwise deliverable to Purchaser upon vesting that number of Shares having a Fair Market Value determined as of the date of withholding equal to the minimum amount required to be withheld. PURCHASER UNDERSTANDS THAT PURCHASER MAY SUFFER ADVERSE TAX CONSEQUENCES AS A RESULT OF PURCHASER’S PURCHASE OR DISPOSITION OF THE SHARES. PURCHASER REPRESENTS (a) THAT PURCHASER HAS CONSULTED WITH ANY TAX ADVISER THAT PURCHASER DEEMS ADVISABLE IN CONNECTION WITH THE PURCHASE OR DISPOSITION OF THE SHARES AND (b) THAT PURCHASER IS NOT RELYING ON THE COMPANY FOR ANY TAX ADVICE.

5.1           Section 83(b) Election. Purchaser hereby acknowledges that Purchaser has been informed that, with respect to Unvested Shares, unless an election is filed by Purchaser with the Internal Revenue Service (and, if necessary, the proper state taxing authorities) within 30 days after the purchase of the Shares electing, pursuant to Section 83(b) of the Internal Revenue Code (and similar state tax provisions, if applicable), to be taxed currently on any difference between the Purchase Price of the Unvested Shares and their Fair Market Value on the date of purchase, there will be a recognition of taxable income to Purchaser, measured by the excess, if any, of the Fair Market Value of the Unvested Shares, at the time they cease to be Unvested Shares, over the Purchase Price for such Shares. Purchaser represents that Purchaser has consulted any tax advisers Purchaser deems advisable in connection with Purchaser’s purchase of the Shares and the filing of the election under Section 83(b) and similar tax provisions. A form of Election under Section 83(b) is attached hereto as Exhibit A for reference. BY PROVIDING THE FORM OF ELECTION, THE COMPANY DOES NOT THEREBY UNDERTAKE TO FILE THE ELECTION FOR PURCHASER, WHICH OBLIGATION TO FILE SHALL REMAIN SOLELY WITH PURCHASER.

5.2           “Fair Market Value”. For the purposes of this Agreement Fair Market Value shall mean the average closing price of the Company’s Common Stock on the principal trading market for the Common Stock during the thirty (30) trading days immediately preceding the date upon which the Fair Market Value is to be determined.

6.            GENERAL PROVISIONS.

6.1           Successors and Assigns. The Company may assign any of its rights under this Agreement, including its rights to purchase Shares under the Repurchase Option. Neither Purchaser, nor any of Purchaser’s successors and assigns, may assign, whether voluntarily or by operation of law, any of its rights and obligations under this Agreement, except with the prior written consent of the Company. This Agreement shall be binding upon and inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer herein set forth, this Agreement will be binding upon Purchaser and Purchaser’s heirs, executors, administrators, legal representatives, successors and assigns.

6.2           Notices. Any and all notices required or permitted to be given to a party pursuant to the provisions of this Agreement will be in writing and will be effective and deemed to provide such party sufficient notice under this Agreement on the earliest of the following: (a) at the time of personal delivery, if delivery is in person; (b) one (1) business day after deposit with an express overnight courier for United States deliveries, or two (2) business days after such deposit for deliveries outside of the United States, with proof of delivery from the courier requested; or (c) three (3) business days after deposit in the United States mail by certified mail (return receipt requested) for United States deliveries. All notices for delivery outside the United States will be sent by express courier. All notices not delivered personally will be sent with postage and/or other charges prepaid and properly addressed to the party to be notified at the address set forth below the signature lines of this Agreement, or at such other address as such other party may designate by one of the indicated means of notice herein to the other parties hereto. Notices to the Company will be marked “Attention: Secretary.”

6.3           Further Assurances. The parties agree to execute such further documents and instruments and to take such further actions as may be reasonably necessary to carry out the purposes and intent of this Agreement.

6.4           Entire Agreement. This Agreement, together with all Exhibits hereto, constitute the entire agreement and understanding of the parties with respect to the subject matter of this Agreement, and supersede all prior understandings and agreements, between the parties hereto with respect to the specific subject matter hereof.

6.5           Severability. If any provision of this Agreement is determined by any court or arbitrator of competent jurisdiction to be invalid, illegal or unenforceable in any respect, such provision will be enforced to the maximum extent possible given the intent of the parties hereto. If such clause or provision cannot be so enforced, such provision shall be stricken from this Agreement and the remainder of this Agreement shall be enforced as if such invalid, illegal or unenforceable clause or provision had (to the extent not enforceable) never been contained in this Agreement. Notwithstanding the forgoing, if the value of this Agreement based upon the substantial benefit of the bargain for any party is materially impaired, which determination as made by the presiding court or arbitrator of competent jurisdiction shall be binding, then both parties agree to substitute such provision(s) through good faith negotiations.

6.6           Execution. This Agreement may be entered into in two or more counterparts, each of which shall be deemed an original and all of which shall constitute one and the same agreement. This Agreement may be executed and delivered by facsimile and, upon such delivery, the facsimile signature will be deemed to have the same effect as if the original signature had been delivered to the other party.

IN WITNESS WHEREOF, the parties have executed this Restricted Stock Agreement, as of the date first set forth above.

IPSIDY INC.		PURCHASER

By:	/s/Stuart Stoller	/s/Philip Beck
(Signature)
STUART STOLLER, CFO		PHILIP BECK
(Please print name and title)		(Please print name)
Address:		Address:
780 Long Beach Boulevard		188 Fairway Road
Long Beach, New York 11561		Lido Beach, NY 11561

EXHIBIT A

ELECTION UNDER SECTION 83(b)
OF THE INTERNAL REVENUE CODE

The undersigned Taxpayer hereby elects, pursuant to Section 83(b) of the Internal Revenue Code of 1986, as amended, to include the excess, if any, of the fair market value of the property described below at the time of transfer over the amount paid for such property, as compensation for services in the calculation of regular gross income.

1.	TAXPAYER’S NAME:
TAXPAYER’S ADDRESS:

SOCIAL SECURITY NUMBER:

2.	The property with respect to which the election is made is described as follows: _______ shares of Common Stock of Ipsidy Inc.., a Delaware corporation (the “Company”) which were transferred pursuant to an Incentive Restricted Stock Agreement entered into by Taxpayer and the Company, which is Taxpayer’s employer or the corporation for whom the Taxpayer performs services.

3.	The date on which the shares were transferred pursuant to the purchase of the shares was ____________________, 2017 and this election is made for calendar year 2017.

4.	The shares received are subject to the following restrictions: The Company may repurchase all or a portion of the shares for an aggregate purchase price of $1 under certain conditions at the time of Taxpayer’s termination of employment or services, or Taxpayer’s failure to satisfy certain specified performance conditions.

5.	The fair market value of the shares (without regard to restrictions other than restrictions which by their terms will never lapse) was $________ per share X _________ shares = $______ at the time of purchase.

6.	The amount paid for such shares by Taxpayer was $________ per share x _______ shares = $_______.

7.	The Taxpayer has submitted a copy of this statement to the Company.

8.	The amount to include in gross income is $______________. [The result of the amount reported in Item 5 minus the amount reported in Item 6.]

THIS ELECTION MUST BE FILED WITH THE INTERNAL REVENUE SERVICE (“IRS”), AT THE OFFICE WHERE THE TAXPAYER FILES ANNUAL INCOME TAX RETURNS, WITHIN 30 DAYS AFTER THE DATE OF TRANSFER OF THE SHARES, AND MUST ALSO BE FILED WITH THE TAXPAYER’S INCOME TAX RETURNS FOR THE CALENDAR YEAR. THE ELECTION CANNOT BE REVOKED WITHOUT THE CONSENT OF THE IRS.

Dated:
Taxpayer’s Signature